Exhibit 99.2

December 4, 2018
CFO Commentary on Fourth Quarter Fiscal 2018 Financial Results
Note: This document should be read in conjunction with the Fourth Quarter Fiscal 2018 Financial Results and includes a discussion of certain non-GAAP(1) results
Fourth Quarter Fiscal 2018:
Income Statement:
GAAP revenue for Q4 FY’18 was $735 million, including $2 million related to Avaya’s former Networking business, which was sold on July 14, 2017. Revenue for the third quarter of fiscal 2018, was $692 million, including $2 million related to the Networking business. Revenue for the fourth quarter of fiscal 2017 ended September 30, 2017 was $790 million, including $6 million related to the Networking business. For FY'18, revenue for the Combined Period was $2,851 million, which compares to $3,272 million for FY'17. The decrease is primarily as a result of the impact of fresh start accounting, the sale of Avaya's former Networking business and lower maintenance revenue.
Non-GAAP revenue for Q4 FY’18 was $770 million, lower $20 million year-over-year, primarily as a result of lower maintenance revenue compared to Q4 FY’17, and $15 million higher compared to Q3 FY’18 due to higher product and one-time services revenue. In constant currency, non-GAAP revenue declined 2% year-over-year, and increased 3% from Q3 FY’18. For FY'18, non-GAAP revenue of $3,057 million compares to $3,272 million for FY'17. The fiscal year decline is primarily as a result of the sale of Avaya's former Networking business and lower maintenance revenue.
Information in constant currency is calculated by translating current year and prior year translations at fixed plan exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation because the company believes this better represents underlying business trends.
Excluding the revenue related to Avaya’s former Networking business, non-GAAP revenue decreased 2% compared to Q4 FY’17 and increased 2% from Q3 FY’18. In constancy currency, non-GAAP revenue decreased 2% year-over-year and increased 3% from Q3 FY’18. For FY'18, excluding the revenue related to Avaya's former Networking business, non-GAAP revenue of $3,049 million declined by 2% compared to FY'17. The fiscal year decline is primarily related to lower maintenance revenue.
GAAP product revenue for Q4 FY’18 was $325 million compared to $343 million for Q4 FY’17 and $300 million for Q3 FY’18. For FY'18 product revenue for the Combined Period was $1,242 million, which compares to $1,437 million for FY'17.
Non-GAAP product revenue of $336 million for Q4 FY’18 decreased 2% year-over-year and increased 4% from Q3 FY’18. Excluding the impact of the sale of the Networking business, product revenue decreased 2% year-over-year and increased 4% sequentially. For FY'18, non-GAAP product revenue of $1,305 million, which includes $5 million of Networking revenue, compares to $1,437 million for FY'17, which includes $140 million of Networking revenue. Product revenue grew for FY’18 excluding Networking as a result of growth in the Cloud business and a recovery in the contact center business.
GAAP service revenue for Q4 FY’18 of $410 million compared to $447 million for Q4 FY’17 and $392 million for Q3 FY’18. For FY'18 service revenue for the Combined Period was $1,609 million, which compares to $1,835 million for FY'17.
Non-GAAP service revenue of $434 million decreased 3% year-over-year and was flat from Q3 FY’18. Excluding the impact of the sale of the Networking business, service revenue decreased 2% year-over-year and was flat sequentially. For FY'18, non-GAAP services revenue of $1,752 million, which included $3 million of Networking services, compared to $1,835 million during FY'17, which included $36 million of services revenue.
GAAP gross margin for Q4 FY’18 was 53.1% compared to 62.8% for Q4 FY’17 and 50.9% for Q3 FY’18. For FY'18 for the Combined Period, GAAP gross margin was 52.8%, compared to 61.4% for FY'17.
Non-GAAP gross margin of 63.4% was a record, and increased year-over-year by 10 basis points and increased 150 basis points sequentially. Compared to Q4 FY'17, the improvement is mostly the result of productivity gains through cost reduction efforts in our services business, while the improvement compared to Q3 FY'18 is driven by productivity gains in our products and services businesses due to cost reduction efforts on platform costs, higher volumes, and improved product mix. For FY'18, non-GAAP gross margin was a record 62.5% compared to 62.0% for FY'17. For FY'18, the non-GAAP gross margin improvement was the result of productivity and product mix.
GAAP Product gross margin for Q4 FY’18 was 51.4% compared to 68.2% for Q4 FY’17 and 47.3% for Q3 FY’18. For FY'18 for the Combined Period, product gross margin of 52.2% compared to 63.9% for FY'17.
Non-GAAP Product gross margin for Q4 FY’18 was 67.3%, down 210 basis points compared to the same period in the prior year, which is attributable to discounts and product mix, and up 180 basis points sequentially which reflects higher volume and mix of higher margin software products and gains in productivity. For FY'18 non-GAAP product gross margin of 66.8% compared to 65.3% for FY'17.
GAAP Services gross margin for Q4 FY’18 was 54.4% compared to 58.6% for Q4 FY’17 and 53.6% for Q3 FY ‘18. For FY'18 for the Combined Period, services gross margin of 53.3% compared to 59.4% for FY'17.
Non-GAAP Services gross margin of 60.4% increased by 180 basis points compared to the same period during the prior year, which is a result of improved productivity and was 130 basis points higher than the prior quarter, resulting from productivity gains and reduced platform costs. For FY'18, non-GAAP services gross margin of 59.4% compared to 59.4% for FY'17.
Cost structure:
GAAP operating expenses, R&D plus SG&A for Q4 FY’18 were $337 million compared to $385 million for Q4 FY’17 and $332 million for Q3 FY’18. For FY'18 for the Combined Period, GAAP operating expenses were $1,362 million compared to $1,486 million for FY'17.
GAAP R&D expense for Q4 FY’18 was $62 million compared to $47 million for Q4 FY’17 and $51 million for Q3 FY’18.

Non-GAAP operating expenses, R&D plus SG&A, of $331 million increased $14 million year-over-year and increased by $15 million sequentially. Of the $14 million increase, R&D increased by $4 million year-over-year and SG&A increased $10 million year-over-year. Sequentially, R&D increased $1 million from the prior quarter and SG&A increased $14 million from the prior quarter. For FY'18, non-GAAP operating expenses, R&D plus SG&A, were $1,275 million compared to $1,325 million for FY'17.
Non-GAAP R&D expense was $51 million for Q4 FY’18. Non-GAAP R&D expense increased $4 million year-over-year and increased $1 million from the prior quarter.
Non-GAAP R&D expense reflects our continued commitment to drive innovation in our products and solutions that will allow us to expand our customer base and enable topline revenue growth in FY‘19.
Non-GAAP SG&A in Q4 FY’18 increased from both Q3 FY'18 and Q4 FY’17 primarily due to higher sales commission expense related to increased bookings. We compensated our sales staff on total contract value with accelerators to ensure we improve renewal rates. Our sales plans are re-set at the start of the new fiscal year and commissions are expected to normalize to historical rates which are lower.
GAAP operating income for Q4 FY’18 was $11 million, compared to operating loss of $49 million in Q3 FY’18, and operating income of $69 million for Q4 FY’17. For FY'18, for the Combined Period, operating loss was $89 million compared to operating income of $171 million for FY'17.
Non-GAAP operating income was $157 million or 20.4% of non-GAAP revenue compared to $183 million or 23.2% of revenue for Q4 FY’17 and $151 million or 20.0% of non-GAAP revenue Q3 FY’18. Non-GAAP operating income for Q4 FY’18 reflects the continued success of our cost reduction efforts which have contributed to the improved operational efficiency for the company. For FY'18 non-GAAP operating income was $637 million or 20.8% of non-GAAP revenue compared to $703 million or 21.5% of non-GAAP revenue for FY'17.
Adjusted EBITDA was $178 million or 23.1% of non-GAAP revenue for Q4 FY’18 compared to $225 million or 28.5% of non-GAAP revenue for Q4 FY’17, and $175 million or 23.2% of non-GAAP revenue for Q3 FY’18. Adjusted EBITDA for FY'18 was $746 million or 24.4% of non-GAAP revenue compared to $866 million or 26.5% of non-GAAP revenue for FY'17.
Balance sheet:
Cash and cash equivalents was $700 million as of September 30, 2018 compared to $685 million as of June 30, 2018 and $876 million at September 30, 2017. The sequential increase in cash and cash equivalents is primarily due to positive cash flows from operating activities and the proceeds from the sale of assets, partially offset by capital expenditures. The year-over-year change in cash and cash equivalents is primarily due to cash outflows including emergence payments to the former debt holders, the PBGC and other creditors, and funding of the acquisition of Spoken, offset by net proceeds from the issuance of convertible notes and cash generated from operations.

We paid $49 million in cash interest for our term loan and convertible debt and made cash pension/OPEB payments of $28 million during Q4 FY'18. In addition, we paid $12 million in cash for restructuring and had $6 million in cash taxes during Q4 FY'18.
Inventory of $81 million decreased by $12 million sequentially and Q4’18 days of inventory stood at 28 days, down 1 day from Q3 FY’18. This level of inventory represents consistent operating levels.
Accounts receivable totaled $377 million at the end of Q4 FY’18, compared to $367 million on a sequential basis. Days sales outstanding (based on non-GAAP revenue) was flat compared to Q3 FY'18 and stood at 60 days. Our DSO calculation includes adjustments for AR / deferred revenue netting and for the impact of fresh start accounting in order to keep our “operational” reporting of DSO consistent with historically reported data.
Accounts payable Our days payable was down significantly from 100 days in Q3 to 83 days in Q4. This was affected primarily by the final settlement with Extreme Networks in the amount of $36 million for the completion of the transfer sale agreement, that negatively impacted working capital and will not repeat.
Capital expenditures were $25 million in Q4 FY’18, up from $18 million reported in Q3 FY’18 and $17 million reported during Q4 FY’17.
Depreciation and amortization in Q4 FY’18 were approximately $120 million, up from $119 million reported on a sequential basis and up from $63 million during Q4 FY‘17. The impact of fresh start accounting required that we increase intangible and fixed assets to their fair values as of December 15, 2017, that impact should decrease over time.
Demand indicators for Q4 FY’18:
Bookings for the company decreased 2% from the prior year and increased 6% from Q3 FY’18. Bookings decreased year-over-year as a result lower UC product bookings and one-time service bookings. On a sequential basis, both product and service bookings grew with maintenance bookings increasing to the highest level in six quarters.
Bookings Excluding the Networking business, on a year-over-year basis decreased 1%, while on a sequential basis bookings increased by 6%. Excluding the Networking business, bookings decreased 1% year-over-year, while increasing 6% on a sequential basis.
Distribution channel:
Product revenue to the channel excluding Networking was $240 million and decreased 6% year-over-year, and was 3% higher sequentially. As a reminder, channel product revenue is recognized when we sell-in to the distributor and continues to account for more than 2/3 of our total product revenue.
Distributor reported inventories of $105 million were $10 million lower from Q4 FY’17 and decreased by $9 million from Q3 FY’18 to Q4 FY’18.
During the past quarter and most recent fiscal year we continued to take steps to improve our capital structure. We remain committed to improving the operational efficiency and productivity of Avaya. We continue to invest in our outstanding product portfolio, customer support and satisfaction continues to improve, and we are building a stronger financial model that supports future growth.
Financial Outlook
Our financial outlook presented below reflects the adoption of the new ASC 606 revenue recognition standard that became effective October 1, 2018 and replaced ASC 605. Avaya has adopted the modified retrospective transition method.
The net impact of adoption is expected to be a decrease of fiscal 2019 Adjusted EBITDA compared to ASC 605, substantially offset by earlier revenue recognition for certain products and services under ASC 606 and incremental revenue.
Taking into consideration Avaya’s continued investment in R&D, sales enablement, tools and people, and our ongoing efforts to improve Avaya’s operating efficiencies; we are now targeting the following forecast for Q1 Fiscal Year 2019 and Fiscal Year 2019:
Financial Outlook - Q1 Fiscal 2019 under ASC 606

•	GAAP revenue of $740-$765 million, non-GAAP revenue of $750-$775 million

•	GAAP operating income of 4-7% of revenue, non-GAAP operating income of 21.5-22.5% of non-GAAP revenue

•	GAAP operating income of $30-$50 million, non-GAAP operating income $162-$173 million

•	Cash taxes of approximately $8 million

•	Adjusted EBITDA of $185-$197 million or adjusted EBITDA margin of 24.5-25.5% of non-GAAP revenue

•	Approximately 111 million shares outstanding
Financial Outlook - Fiscal Year 2019 under ASC 606

•	GAAP revenue of $3.01-$3.12 billion, non-GAAP revenue of $3.05-$3.15 billion

•	GAAP and non-GAAP R&D of $220-$225 million, or 15-16% of product revenue

•	Operating income of $200-$280 million, non-GAAP operating income of $675-$730 million or 22-23% of non-GAAP revenue

•	Adjusted EBITDA $763-$819 million, or 25-26% of non-GAAP revenue

•	Approximately 113 million shares outstanding

•	Cloud and innovation 12-14% of non-GAAP revenue

•	Recurring revenue 58-59% of non-GAAP revenue

•	Software and Services 83-85% of non-GAAP revenue
Total cash requirements for restructuring, pension & OPEB, cash taxes, capital spending and interest expense in the first quarter fiscal 2019 and fiscal year 2019 are expected to be:
Details:        Q1’19            FY’19
Restructuring:         ~$20M            $65-$70M
Pension/OPEB:     ~$20M            $65M
Cash Taxes:              ~$8M            $75-$80M
CapEx:                      ~$20M            $75-$85M
Interest expense:    ~$50M            $200-$205M

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after December 4, 2018. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this document for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the first quarter 2019 and fiscal year 2019, including the expected impact of ASC 606. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in Amendment No. 3 to the company’s Registration Statement on Form 10 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Consolidated Statements of Operations
(In millions)

	Successor	Predecessor	Successor	Predecessor
	Three months ended September 30, 2018	Three months ended September 30, 2017	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2017
REVENUE
Products	$325	$343	$989	$253	$1,437
Services	410	447	1,258	351	1,835
	735	790	2,247	604	3,272
COSTS
Products:
Costs	115	105	372	84	499
Amortization of technology intangible assets	43	4	135	3	20
Services	187	185	597	155	745
	345	294	1,104	242	1,264
GROSS PROFIT	390	496	1,143	362	2,008
OPERATING EXPENSES
Selling, general and administrative	275	338	888	264	1,261
Research and development	62	47	172	38	225
Amortization of intangible assets	41	34	127	10	204
Impairment of indefinite-lived intangible assets	—	—	—	—	65
Goodwill impairment	—	—	—	—	52
Restructuring charges, net	1	8	81	14	30
	379	427	1,268	326	1,837
OPERATING INCOME (LOSS)	11	69	(125)	36	171
Interest expense	(57)	(17)	(169)	(14)	(246)
Other income (expense), net	3	2	35	(2)	(25)
Reorganization items, net	—	(21)	—	3,416	(98)
(LOSS) INCOME BEFORE INCOME TAXES	(43)	33	(259)	3,436	(198)
Benefit from (provision for) income taxes	311	(6)	546	(459)	16
NET INCOME (LOSS)	$268	$27	$287	$2,977	$(182)
Net income (loss) per share:
Basic	$2.44	$0.04	$2.61	$5.19	$(0.43)
Diluted	$2.41	$0.04	$2.58	$5.19	$(0.43)
Weighted average shares outstanding:
Basic	110.0	497.2	109.9	497.3	497.1
Diluted	111.4	502.5	111.1	497.3	497.1

Avaya Holdings Corp.
Consolidated Balance Sheets
(In millions, except per share and share amounts)

	Successor	Predecessor
	September 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$700	$876
Accounts receivable, net	377	536
Inventory	81	90
Other current assets	170	275
TOTAL CURRENT ASSETS	1,328	1,777
Property, plant and equipment, net	250	200
Deferred income taxes, net	29	—
Intangible assets, net	3,234	311
Goodwill	2,764	3,542
Other assets	74	68
TOTAL ASSETS	$7,679	$5,898
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$725
Long-term debt, current portion	29	—
Accounts payable	266	282
Payroll and benefit obligations	145	127
Deferred revenue	484	614
Business restructuring reserve	51	35
Other current liabilities	148	90
TOTAL CURRENT LIABILITIES	1,123	1,873
Non-current liabilities:
Long-term debt, net of current portion	3,097	—
Pension obligations	671	513
Other post-retirement obligations	176	—
Deferred income taxes, net	140	32
Business restructuring reserve	47	34
Other liabilities	374	170
TOTAL NON-CURRENT LIABILITIES	4,505	749
LIABILITIES SUBJECT TO COMPROMISE	—	7,705
TOTAL LIABILTIES	5,628	10,327
Commitments and contingencies
Predecessor equity awards on redeemable shares	—	7
Predecessor preferred stock, $0.001 par value, 250,000 shares authorized at September 30, 2017
Convertible Series B preferred stock; 48,922 shares issued and outstanding at September 30, 2017	—	393
Series A preferred stock; 125,000 shares issued and outstanding at September 30, 2017	—	184
Successor preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at September 30, 2018	—	—
STOCKHOLDERS' EQUITY (DEFICIT)
Predecessor common stock, $0.001 par value; 750,000,000 shares authorized, 494,768,243 shares issued and outstanding at September 30, 2017	—	—
Successor common stock, $0.01 par value; 550,000,000 shares authorized, 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	—
Additional paid-in capital	1,745	2,389
Retained earnings (Accumulated deficit)	287	(5,954)
Accumulated other comprehensive income (loss)	18	(1,448)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	2,051	(5,013)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,679	$5,898

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor	Predecessor	Non-GAAP Combined (1)	Predecessor
	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018	Fiscal year ended September 30, 2018
(In millions)
Net cash provided by (used for):
Operating activities	$202	$(414)	$(212)	$291
Investing activities	(134)	8	(126)	(70)
Financing activities	273	(102)	171	314
Effect of exchange rate changes on cash and cash equivalents	(7)	(2)	(9)	5
Net increase (decrease) in cash and cash equivalents	334	(510)	(176)	540
Cash and cash equivalents at beginning of period	366	876	876	336
Cash and cash equivalents at end of period	$700	$366	$700	$876

(1) Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018, and adoption of fresh start accounting effective on December 15, 2017, the results for the twelve months of fiscal 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (inclusive of results prior to October 1, 2017, the “Predecessor” period) and the successor period from December 16, 2017 through September 30, 2018 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results. Refer to Supplemental Financial Information accompanying this document for more information, including a reconciliation of combined results to our Predecessor and Successor results.
Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017, combined twelve month period ending September 30, 2018 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017 or September 30, 2018 as applicable, separately, management reviews the company’s operating results for the three months ended December 31, 2017 and the twelve months ended September 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the three month period December 31, 2017 and the twelve month period ended September 30, 2018, respectively, provide meaningful comparisons to other periods and are useful in identifying current business trends. We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating income, EBITDA and adjusted EBITDA as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Information in constant currency is calculated by translating current year and prior year translations at fixed plan exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation because the company believes this better represents underlying business trends. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We do not provide a forward-looking reconciliation of expected adjusted EBITDA, Non-GAAP operating income or Non-GAAP revenue guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor		Predecessor	Successor	Predecessor
(In millions)	Three months ended September 30, 2018	Three months ended June 30, 2018	Three months ended September 30, 2017	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2017
Net income (loss)	$268	$(88)	$27	$287	$2,977	$(182)
Interest expense	57	56	17	169	14	246
Interest income	(3)	(1)	(2)	(5)	(2)	(4)
(Benefit from) provision for income taxes	(311)	20	6	(546)	459	(16)
Depreciation and amortization	120	119	63	384	31	326
EBITDA	131	106	111	289	3,479	370
Impact of fresh start accounting adjustments	29	54	—	196	—	—
Restructuring charges, net	1	30	8	81	14	30
Advisory fees	3	3	3	18	3	85
Acquisition-related costs	4	4	—	15	—	1
Reorganization items, net	—	—	21	—	(3,416)	98
Non-cash share-based compensation	6	7	1	19	—	11
Impairment of indefinite-lived intangible assets	—	—	—	—	—	65
Goodwill impairment	—	—	—	—	—	52
Impairment of long-lived assets	—	—	—	—	—	3
Loss on sale/disposal of long-lived assets, net	—	2	—	4	1	—
Gain on sale of Networking business	—	—	(2)	—	—	(2)
Resolution of certain legal matters	—	—	64	—	37	64
Change in fair value of Emergence Date Warrants	8	(6)	—	17	—	—
Gain on foreign currency transactions	(4)	(25)	(1)	(28)	—	(2)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	20	—	17	90
Other	—	—	—	—	—	1
Adjusted EBITDA	$178	$175	$225	$611	$135	$866

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor			Predecessor				Successor
	Three Months Ended			Three Months Ended Sept. 30, 2017	Change			Three Months Ended
	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018		Amount	Pct.	Pct., net of fx impact	June 30, 2018 (1)	Mar. 31, 2018 (2)	Q118 Non-GAAP Combined Results (3)
Revenue by Segment
Products & Solutions	$336	$—	$336	$343	$(7)	(2)%	(2)%	$322	$317	$330
Services	434	—	434	447	(13)	(3)%	(2)%	433	440	445
Unallocated amounts	(35)	35	—	—	—	n/a	n/a	—	—	—
Total revenue	$735	$35	$770	$790	$(20)	(3)%	(2)%	$755	$757	$775

Revenue by Geography
U.S.	$393	$24	$417	$447	$(30)	(7)%	(7)%	$399	$409	$425
International:
EMEA	196	6	202	194	8	4%	5%	202	196	208
APAC - Asia Pacific	78	3	81	79	2	1%	4%	86	83	76
Americas International - Canada and Latin America	68	2	70	70	—	—%	5%	68	69	66
Total International	342	11	353	343	10	3%	5%	356	348	350
Total revenue	$735	$35	$770	$790	$(20)	(3)%	(2)%	$755	$757	$775

	(1) Q318 Non-GAAP Results			(2) Q218 Non-GAAP Results			(3) Q118 Non-GAAP Combined Results
	Three Months Ended			Three Months Ended			Successor	Predecessor
	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018	Mar. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2018	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting	Q118 Non-GAAP Combined Results
Revenue by Segment
Products & Solutions	$322	$—	$322	$317	—	$317	$77	$253	—	$330
Services	433	—	433	440	—	440	94	351	—	445
Unallocated amounts	(63)	63	—	(85)	85	—	(23)	—	23	—
Total revenue	$692	$63	$755	$672	$85	$757	$148	$604	$23	$775

Revenue by Geography
U.S.	$356	$43	$399	$354	$55	$409	$71	$331	$13	$425
International:
EMEA	193	9	202	178	18	196	42	166	7	208
APAC - Asia Pacific	81	5	86	80	3	83	19	57	2	76
Americas International - Canada and Latin America	62	6	68	60	9	69	16	50	1	66
Total International	336	20	356	321	30	348	77	273	10	350
Total revenue	$692	$63	$755	$672	$85	$757	$148	$604	$23	$775

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor				Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three Months Ended			Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017		Three months ended Sept. 30, 2017
(In millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$390	$352	$323	$78	$362	$440	$496
Items excluded:
Adj. for fresh start accounting	54	69	106			35	—
Amortization of technology intangible assets	43	44	41			10	4
Loss on disposal of long-lived assets	—	2	2			—	—
Share-based compensation	1	—	—			—	—
Non-GAAP Gross Profit	$488	$467	$472			$485	$500
GAAP Gross Margin	53.1%	50.9%	48.1%	52.7%	59.9%	58.5%	62.8%
Non-GAAP Gross Margin	63.4%	61.9%	62.4%			62.6%	63.3%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$11	$(49)	$(89)	$2	$36	$38	$69
Items excluded:
Adj. for fresh start accounting	48	71	107			33	—
Amortization of intangible assets	84	83	81			27	38
Restructuring charges, net	1	30	40			24	8
Acquisition-related costs	4	4	7			—	—
Loss on disposal of long-lived assets	—	2	2			1	—
Advisory fees	3	3	4			11	3
Share-based compensation	6	7	5			1	1
Costs in connection with certain legal matters	—	—	—			37	64
Non-GAAP Operating Income	$157	$151	$157			$172	$183
GAAP Operating Margin	1.5%	-7.1%	-13.2%	1.4%	6.0%	5.1%	8.7%
Non-GAAP Operating Margin	20.4%	20.0%	20.7%			22.2%	23.2%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor				Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three months ended			Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017		Three months ended Sept. 30, 2017
(In millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$325	$300	$293	$71	$253	$324	$343
Costs	115	114	110	33	84	117	105
Amortization of technology intangible assets	43	44	41	7	3	10	4
GAAP Gross Profit	167	142	142	31	166	197	234
Items excluded:
Adj. for fresh start accounting	16	24	33			11	—
Amortization of technology intangible assets	43	44	41			10	4
Loss on disposal of long-lived assets	—	1	1			—	—
Non-GAAP Gross Profit	$226	$211	$217			$218	$238
GAAP Gross Margin	51.4%	47.3%	48.5%	43.7%	65.6%	60.8%	68.2%
Non-GAAP Gross Margin	67.3%	65.5%	68.5%			66.1%	69.4%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$410	$392	$379	$77	$351	$428	$447
Costs	187	182	198	30	155	185	185
GAAP Gross Profit	223	210	181	47	196	243	262
Items excluded:
Adj. for fresh start accounting	38	45	73			24	—
Loss on disposal of long-lived assets	—	1	1			—	—
Share-based compensation	1	—	—			—	—
Non-GAAP Gross Profit	$262	$256	$255			$267	$262
GAAP Gross Margin	54.4%	53.6%	47.8%	61.0%	55.8%	56.8%	58.6%
Non-GAAP Gross Margin	60.4%	59.1%	58.0%			60.0%	58.6%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended September 30, 2018
(Unaudited; in millions)

										Q417
	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Share-based Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$325	$11	$—	$—	$—	$—	$—	$—	$336	$343	$343
Services	410	24	—	—	—	—	—	—	434	447	447
	735	35	—	—	—	—	—	—	770	790	790
Costs
Products:
Costs	115	(5)	—	—	—	—	—	—	110	105	105
Amortization of technology intangible assets	43	—	(43)	—	—	—	—	—	—	4	—
Services	187	(14)	—	—	—	(1)	—	—	172	185	185
	345	(19)	(43)	—	—	(1)	—	—	282	294	290
GROSS PROFIT	390	54	43	—	—	1	—	—	488	496	500
OPERATING EXPENSES
Selling, general and administrative	275	17	—	—	(4)	(5)	(3)	—	280	338	270
Research and development	62	(11)	—	—	—	—	—	—	51	47	47
Amortization of intangible assets	41	—	(41)	—	—	—	—	—	—	34	—
Restructuring charges, net	1	—	—	(1)	—	—	—	—	—	8	—
	379	6	(41)	(1)	(4)	(5)	(3)	—	331	427	317
OPERATING INCOME	11	48	84	1	4	6	3	—	157	69	183
Interest expense	(57)	—	—	—	—	—	—	—	(57)	(17)	(17)
Other income (expense), net	3	—	—	—	—	—	—	1	4	2	(1)
Reorganization items, net	—	—	—	—	—	—	—	—	—	(21)	—
(LOSS) INCOME BEFORE INCOME TAXES	$(43)	$48	$84	$1	$4	$6	$3	$1	$104	$33	$165

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Fiscal year ended September 30, 2018
(Unaudited; in millions)

	Successor	Predecessor													FY17
	Period from Dec. 16, 2017 through Sept. 30, 2018	Period from Oct. 1, 2017 through Dec. 15, 2017	Combined Results	Adj. for Fresh Start Acctg.	Amt. of Int. Assets	Restr. Charges, net	Acq. Costs	Loss on Disposal of Long-lived Assets	Reorg items, net	Share-based Comp	Costs of Certain Legal Matters	Adv. Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$989	$253	$1,242	$63	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,305	$1,437	$1,437
Services	1,258	351	1,609	143	—	—	—	—	—	—	—	—	—	1,752	1,835	1,835
	2,247	604	2,851	206	—	—	—	—	—	—	—	—	—	3,057	3,272	3,272
Costs
Products:
Costs	372	84	456	(21)	—	—	—	(2)	—	—	—	—	—	433	499	499
Amortization of technology intangible assets	135	3	138	—	(138)	—	—	—	—	—	—	—	—	—	20	—
Services	597	155	752	(37)	—	—	—	(2)	—	(1)	—	—	—	712	745	745
	1,104	242	1,346	(58)	(138)	—	—	(4)	—	(1)	—	—	—	1,145	1,264	1,244
GROSS PROFIT	1,143	362	1,505	264	138	—	—	4	—	1	—	—	—	1,912	2,008	2,028
OPERATING EXPENSES
Selling, general and administrative	888	264	1,152	16	—	—	(15)	(1)	—	(17)	(37)	(21)	—	1,077	1,261	1,100
Research and development	172	38	210	(11)	—	—	—	—	—	(1)	—	—	—	198	225	225
Amortization of intangible assets	127	10	137	—	(137)	—	—	—	—	—	—	—	—	—	204	—
Impairment of indefinite-lived intangible assets	—	—	—	—	—	—	—	—	—	—	—	—	—	—	65	—
Goodwill impairment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	52	—
Restructuring charges, net	81	14	95	—	—	(95)	—	—	—	—	—	—	—	—	30	—
	1,268	326	1,594	5	(137)	(95)	(15)	(1)	—	(18)	(37)	(21)	—	1,275	1,837	1,325
OPERATING (LOSS) INCOME	(125)	36	(89)	259	275	95	15	5	—	19	37	21	—	637	171	703
Interest expense	(169)	(14)	(183)	—	—	—	—	—	—	—	—	—	—	(183)	(246)	(246)
Other income (expense), net	35	(2)	33	—	—	—	—	—	—	—	—	—	(18)	15	(25)	(31)
Reorganization items, net	—	3,416	3,416	—	—	—	—	—	(3,416)	—	—	—	—	—	(98)	—
(LOSS) INCOME BEFORE INCOME TAXES	$(259)	$3,436	$3,177	$259	$275	$95	$15	$5	$(3,416)	$19	$37	$21	$(18)	$469	$(198)	$426